UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2017 (April 25, 2017)

Nasdaq, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-32651	52-1165937
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Liberty Plaza, New York, New York		10006
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: +1 212 401 8700

No change since last report

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Agreement

On April 25, 2017, Nasdaq, Inc. (“Nasdaq”) entered into a credit agreement (the “Revolving Credit Agreement”) among Nasdaq, as the borrower, any additional borrowers from time to time party thereto, the lenders from time to time party thereto, Bank of America, N.A., as administrative agent and an issuing bank, Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A, Investment Banking, Skandinaviska Enskilda Banken AB (publ.), Mizuho Bank, Ltd., Nordea Bank AB (publ), New York Branch and Wells Fargo Securities, LLC, as joint lead arrangers and joint bookrunning managers, JPMorgan Chase Bank, N.A., Investment Banking, Skandinaviska Enskilda Banken AB (publ.), Mizuho Bank, Ltd., Nordea Bank AB (publ), New York Branch and Wells Fargo Bank, National Association, as syndication agents, and HSBC Bank USA, N.A., Industrial and Commercial Bank of China, New York Branch and TD Securities USA LLC, as documentation agents.

The Revolving Credit Agreement provides for a $1,000 million senior unsecured five-year revolving credit facility (with a sublimit for non-dollar borrowings) (the “Revolving Credit Facility”). The loans under the Revolving Credit Facility have a variable interest rate based on either the London Interbank Offered Rate or the Base Rate (or other applicable rate with respect to non-dollar borrowings), plus an applicable margin that varies with Nasdaq’s debt rating. The Revolving Credit Agreement includes an option for Nasdaq to propose an increase in the aggregate amount by up to $500 million, subject to the consent of the lenders funding the increase and certain other conditions. The Revolving Credit Facility will be used for general corporate purposes and is part of a refinancing of Nasdaq’s existing revolving credit agreement, dated as of November 24, 2014, which has been terminated.

The Revolving Credit Agreement contains financial and operating covenants. Financial covenants include a minimum interest expense coverage ratio and a maximum leverage ratio. Operating covenants include, among other things, limitations on (i) the incurrence of indebtedness by Nasdaq’s subsidiaries, (ii) liens on assets of Nasdaq and its subsidiaries, (iii) the disposition of assets by Nasdaq and its subsidiaries and (iv) the payment of dividends or other distributions in respect of Nasdaq’s capital stock.

The Revolving Credit Agreement matures, and all amounts outstanding thereunder will be due and payable in full, on April 25, 2022. Amounts borrowed under the Revolving Credit Agreement may be prepaid at any time without premium or penalty. As of April 25, 2017, there were no loans outstanding under the Revolving Credit Facility.

A copy of the Revolving Credit Agreement is filed herewith as Exhibit 10.1 and is incorporated herein by reference, and the summary of the Revolving Credit Agreement herein is qualified in its entirety thereby.

Term Loan Amendment

On April 25, 2017, Nasdaq also entered into Amendment No. 1 to Credit Agreement (the “Term Loan Amendment”) with the lenders party thereto and Bank of America, N.A., as administrative agent, to that certain credit agreement, dated as of March 17, 2016 (as amended, the “Term Loan Agreement”), among Nasdaq, as borrower, the lenders party thereto and Bank of America, N.A., as administrative agent.

The Term Loan Amendment amends the Term Loan Agreement by making certain changes in order to conform to certain terms of the Revolving Credit Agreement. Such changes consist primarily of modifications to the covenants, including (i) modifications to certain definitions related to the financial covenants and Nasdaq’s ability to increase its maximum permitted leverage ratio in connection with permitted acquisitions, (ii) a modification to the restricted payments covenant in order to permit the payment of dividends in respect of Nasdaq’s capital stock, subject to the absence of an event of default under the Term Loan Agreement, and (iii) the elimination of the negative covenant limiting Nasdaq’s ability to enter into affiliate transactions.

The Term Loan Amendment does not affect the maturity of the Term Loan Agreement, which matures, and all amounts outstanding thereunder will be due and payable in full, on November 25, 2019. Amounts borrowed under the Term Loan Agreement may be prepaid at any time without premium or penalty. As of April 25, 2017, loans in an aggregate principal amount of $400 million were outstanding under the Term Loan Agreement.

A copy of the Term Loan Amendment is filed herewith as Exhibit 10.2 and is incorporated herein by reference, and the summary of the Term Loan Amendment herein is qualified in its entirety thereby.

Commercial Paper Program

On April 25, 2017, Nasdaq established a commercial paper program (the “Program”) pursuant to which Nasdaq may issue short-term, unsecured commercial paper notes (the “Notes”) under the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Amounts available under the Program may be borrowed, repaid and re-borrowed from time to time, with the aggregate face or principal amount of the Notes outstanding under the Program at any time not to exceed $1,000,000,000. The Notes will have maturities of up to 397 days from the date of issue. The Notes will rank at least pari passu with all of Nasdaq’s other unsecured and unsubordinated indebtedness. The net proceeds of the issuances of the Notes are expected to be used for general corporate purposes. Nasdaq plans to use the Revolving Credit Facility as a liquidity backstop for its borrowings under the Program. No Notes are currently outstanding under the Program.

One or more commercial paper dealers will each act as a dealer under the Program (each, a “Dealer” and collectively, the “Dealers”) pursuant to the terms and conditions of the respective commercial paper dealer agreement entered into between Nasdaq and each Dealer (each, a “Dealer Agreement” and collectively, the “Dealer Agreements”). Nasdaq may engage additional commercial paper dealers to act as dealers under the Program. A national bank will act as the issuing and paying agent under the Program pursuant to the terms of an issuing and paying agent agreement.

The Dealer Agreements provide the terms under which the Dealers will either purchase from Nasdaq or arrange for the sale by Nasdaq of the Notes. The Dealer Agreements contain customary representations, warranties, covenants and indemnification provisions. A copy of the form of Dealer Agreement used in the Program is filed herewith as Exhibit 10.3 and is incorporated herein by reference, and the summary of the Program herein is qualified in its entirety by the terms of the Program as set forth in each Dealer Agreement.

From time to time, the Dealers and certain of their respective affiliates have provided, and may in the future provide, lending, commercial banking, investment banking and other financial advisory services to Nasdaq and its affiliates.

The Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws. The information contained in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any Notes.

Item 1.02.	Termination of a Material Definitive Agreement.

The information included in Item 1.01 under the heading “Revolving Credit Agreement” above is incorporated by reference into this Item 1.02.

Item 2.03.	Creation of a Direct Financial Obligation of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On April 26, 2017, Nasdaq sent a redemption notice to Wells Fargo Bank, National Association, as trustee (the “Trustee”), for all of Nasdaq’s outstanding 5.250% senior notes due 2018 (CUSIP No. 631103 AE8), originally issued on

December 21, 2010 (the “5.250% Notes”), at a cash redemption price (the “Redemption Price”) to be calculated as provided in the indenture governing the 5.250% Notes, plus accrued and unpaid interest, if any, to the redemption date of May 26, 2017 (the “Redemption Date”). Upon completion of the redemption, no 5.250% Notes will remain outstanding.

Payment of the Redemption Price will be made on or after the Redemption Date only upon presentation and surrender of the 5.250% Notes to the Trustee. Interest on the 5.250% Notes called for redemption will cease to accrue from and after the Redemption Date. The notice of redemption will be sent by the Trustee to the registered holders of the 5.250% Notes on April 26, 2017 in accordance with the requirements of the indenture governing the 5.250% Notes. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of April 25, 2017, among Nasdaq, Inc., the various lenders from time to time party thereto, Bank of America, N.A., as administrative agent and an issuing bank, and the other financial institutions party thereto.

10.2	Amendment No. 1 to Credit Agreement, dated as of April 25, 2017, among Nasdaq, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent.

10.3	Form of Commercial Paper Dealer Agreement between Nasdaq, Inc., as Issuer, and the Dealer party thereto.

99.1	Notice of Redemption of 5.250% Senior Notes Due 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASDAQ, INC.

By:	/s/ Edward S. Knight
	Name:	Edward S. Knight
	Title:	Executive Vice President and General Counsel

Date: April 26, 2017